EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the proposed business combination of Genius Brands International, Inc. (‘GNUS’) and A Squared Entertainment, LLC (‘A2E’) in the merger. In addition, the following unaudited pro forma condensed combined financial statements (a) assume that the exchange offer has occurred and that all membership units have been exchanged for 297,218,237 shares of common stock with a value of $0.035 per share, (b) give effect to conversion of all notes and accrued salaries to common stock of GNUS prior to, or concurrent with, the merger, and (c) assumes that GNUS has closed a $1.426 million private placement of common stock concurrent with the merger at a purchase price of $0.035 per share of GNUS common stock. The merger, the exchange and the financing are referred to collectively as the pro forma events.

Under the merger agreement, A2 Acquisition, LLC, a wholly owned subsidiary of GNUS, merged with and into A2E, with A2E surviving as a wholly owned subsidiary of GNUS. The shares of GNUS common stock issued to A2E members in connection with the merger represents 50% of the outstanding shares of GNUS common stock immediately following the consummation of the merger.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only. The pro forma information is not necessarily indicative of what the combined company’s condensed consolidated financial position or results of operations actually would have been had the pro forma events occurred as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The pro forma adjustments are based on the information available at the time of the preparation of this filing.

The unaudited pro forma condensed combined balance sheet gives effect to the pro forma events as if they had occurred on September 30, 2013 and December 31, 2012. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012 are presented as if the pro forma events had occurred on the first day of the respective period. The historical financial statements have been adjusted in the pro forma financial statements to give effect to events that are (1) directly attributable to the pro forma events, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined company. The unaudited pro forma condensed combined financial data should be read in conjunction with the historical consolidated financial statements and notes thereto of GNUS and A2E, as well as the other information contained or incorporated by reference.

Although GNUS and A2E have structured the transactions as a merger of equals, the merger will be treated as a business combination for accounting purposes, and GNUS is the deemed accounting acquirer and A2E is the deemed accounting acquiree based on a number of factors viewed at the time of the preparation of these statements. The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with FASB ASC Topic 805, Business Combinations. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements do not include any adjustments for the anticipated benefits from cost savings or synergies of GNUS and A2E operating as a combined company or for liabilities resulting from integration planning.

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Pro Forma Combined and Consolidated Balance Sheets

As of December 31, 2012 (audited)

ASSETS	Genius Brands International, Inc.	A Squared Entertainment, LLC	Pro Forma Adjustments	Note #	Combined
Current Assets:
Cash	$447,548	$28,863	$1,253,750	1E	$1,730,161
Accounts Receivable, net	1,084,233	111,702	–		1,195,935
Inventory	326,072	–	–		326,072
Prepaid and Other Assets	139,983	31,622	–		171,605
Total Current Assets	1,997,836	172,187	1,253,750		3,423,773

Property and Equipment, net	23,736	111,783	–		135,519
Capitalized Product Development in Process	246,617	340,512	–		587,129
Intangible Assets, net	356,070	–	–		356,070
Debenture Issuance Costs	191,762	–	(191,762)	1A	–
Total Assets	$2,816,021	$624,482	$1,061,988		$4,502,491

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$971,097	$412,838	$–		$1,383,935
Accrued Expenses	496,662	47,837	–		544,499
Accrued Salaries and Wages	516,083	–	(505,655)	1C	10,428
Accrued Interest - Debentures	45,716	–	(45,716)	1A	–
Derivative Valuation	68,962	–	(68,962)	1A	–
Due to Related Parties - short term portion	–	1,621,804	(179,838)	1B	1,441,966
Total Current Liabilities	2,098,520	2,082,479	(800,171)		3,380,828

Long Term Liabilities:
Notes Payable (Net of Discount of $485,147 and $0, respectively)	514,853	–	(514,853)	1A	–
Notes Payable and Accrued Interest – Related Parties	447,891	–	(447,891)	1C	–
Total Liabilities	3,061,264	2,082,479	(1,762,915)		3,380,828

Stockholders’ Equity (Deficit)
Common Stock, $0.001 par value	71,913	–	413,717	1A, 1C, 1D, IE	485,630
Members equity (Deficit) - A Squared Holdings, LLC	–	(1,457,997)	1,457,997	1D	–
Additional Paid in Capital	9,890,868	–	4,195,897	1A, 1C	14,086,765
Accumulated Deficit	(10,208,024)	–	(3,242,708)	1A, 1C, 1D, IE	(13,450,732)
Total Genius Brands International, Inc. Stockholders’ Equity (Deficit)	(245,243)	(1,457,997)	2,824,903		1,121,663
Noncontrolling Interest	–	–	–		–
Total Equity	(245,243)	(1,457,997)	2,824,903		1,121,663

Total Liabilities & Stockholders’ Equity (Deficit)	$2,816,021	$624,482	$1,061,988		$4,502,491

Adjustments to Unaudited Pro Forma Combined Balance Sheet

1A. Reflects purchase accounting adjustments to eliminate derivative valuation of debentures and conversion of debentures and notes, including accrued but unpaid interest, to common stock.  It is a condition to closing that all debt be converted to equity on the closing date.

1B. The related party debt of the acquiree is reduced to reflect the sum of $516,966 to Andy Heyward for advances made prior to the closing date and $925,000 to a previous member.  A2E disputes the basis for this liability to the previous member.  It is not being pursued and A2E believes it is not collectible.

1C.  Reflects conversion of all related party debt and accrued but unpaid salaries to previous officers of Genius Brands to equity as a condion of closing.

1D. Reflects exchange of equity of A Squared Holdings, LLC for 297,218,237 shares of common stock of Genius Brands.

1E. Reflects 39,828,652 shares of common stock issued for investment of $1,257,750 net cash

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Pro Forma Combined and Consolidated Statements of Operations

For the Year Ended December 31, 2012 (audited)

	Genius Brands International, Inc.	A Squared Entertainment LLC	Pro Forma Adjustments	Note #	Combined
Revenues:
Product Sales	$6,277,663	$–	$–		$6,277,663
Distribution, TV and Home Entertainment	–	515,067	–		515,067
Licensing & Royalties	292,536	453,660	–		746,196
Total Revenues	6,570,199	968,727	–		7,538,926

Cost of Sales (Excluding Depreciation)	4,836,321	1,088,648	–		5,924,969

Gross Profit	1,733,878	(119,921)	–		1,613,957

Operating Expenses:
Product Development	32,792	–	–		32,792
Guaranteed Payments	–	828,775	–		828,775
Professional Services	181,172	655,644	339,810	3A	1,176,626
Rent Expense	38,982	115,555	–		154,537
Marketing & Sales	727,695	729,852	–		1,457,547
Depreciation & Amortization	149,823	17,609	–		167,432
Salaries and Related Expenses	1,689,064	149,969	–		1,839,033
Stock Compensation Expense	264,122	–	–		264,122
Other General & Administrative	612,513	480,563	–		1,093,076
Total Operating Expenses	3,696,163	2,977,967	339,810		7,013,940

Loss from Operations	(1,962,285)	(3,097,888)	(339,810)		(5,399,983)

Other Income (Expense):
Other Income	388	375,000	–		375,388
Interest Expense	(332,055)	(23,174)	–		(355,229)
Interest Expense – Related Parties	(50,259)	–	50,259	3B	–
Gain (loss) on extinguishment of debt	76,280	3,000,000	–		3,076,280
Gain (loss) on derivative valuation	200,322	–	(200,322)	3B	–
Net Other Income (Expense)	(105,324)	3,351,826	(150,063)		3,096,439

Gain (Loss) before Income Tax Expense and Noncontrolling Interest	(2,067,609)	253,938	(489,873)		(2,303,544)

Income Tax Expense	–	–	–		–

Net Loss	(2,067,609)	253,938	(489,873)		(2,303,544)
Net Loss attributable to Noncontrolling Interest	–	531,308	–		531,308
Net Income (Loss) attributable to Genius Brands International, Inc. and A Squared Entertainment, LLC.	$(2,067,609)	$785,246	$(489,873)		$(1,772,236)

Adjustments to Unaudited Pro Forma Combined Statement of Operations

3A. Reflects legal costs associated with the merger transaction

3B. Reflects purchase accounting adjustments to eliminate derivative valuation of debentures and conversion of debentures and notes, including accrued but unpaid interest, to common stock. It is a condition to closing that all debt be converted to equity on the closing date.

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Pro Forma Combined and Consolidated Balance Sheets

As of September 30, 2013 (unaudited)

ASSETS	Genius Brands International, Inc.	A Squared Entertainment, LLC	Pro Forma Adjustments	Note #	Combined
Current Assets:
Cash	$234,211	$1,999	$1,153,750	4E	$1,389,960
Accounts Receivable, net	249,297	61,949	–		311,246
Inventory	271,421	–	–		271,421
Prepaid and Other Assets	138,386	12,750	–		151,136
Total Current Assets	893,315	76,698	1,153,750		2,123,763

Property and Equipment, net	19,375	78,932	–		98,307
Capitalized Product Development in Process	397,749	413,360	–		811,109
Intangible Assets, net	247,011	–	–		247,011
Debenture Issuance Costs	–	–	–		–
Total Assets	$1,557,450	$568,990	$1,153,750		$3,280,190

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$834,387	$194,010	$(50,100)	4F	$978,297
Accrued Expenses	199,633	480,336	–		679,969
Accrued Salaries and Wages	746,377	–	(724,932)	4C	21,445
Accrued Interest - Debentures	40,663	–	(40,663)	4A	–
Derivative Valuation	2,040,240	–	(2,040,240)	4A	–
Due to Related Parties - short term portion	–	1,569,320	(127,354)	4B	1,441,966
Notes Payable - short term portion (Net of Discount of $979,500)	638,834	–	(638,834)	4A	–
Total Current Liabilities	4,500,134	2,243,666	(3,622,123)		3,121,677

Long Term Liabilities:
Notes Payable (Net of Discount of $0)	–	–	–		–
Notes Payable and Accrued Interest – Related Parties	469,389	–	(469,389)	4C	–
Total Liabilities	4,969,523	2,243,666	(4,091,512)		3,121,677

Stockholders’ Equity (Deficit)
Common Stock, $0.001 par value, 250,000,000 shares authorized; 71,912,617 shares issued and outstanding, respectively	87,512	–	515,457	4A, 4C, 4D, 4E, 4F	602,969
Members equity (Deficit) - A Squared Holdings, LLC	–	(1,674,676)	1,674,676	4D	–
Additional Paid in Capital	10,894,489	–	4,195,897	4A, 4C, 4F	15,090,386
Stock Subscription Payable	100,000	–	(100,000)	4E	–
Accumulated Deficit	(14,494,074)	–	(1,040,768)	4A, 4C, 4D, 4E	(15,534,842)
Total Genius Brands International, Inc. Stockholders’ Equity (Deficit)	(3,412,073)	(1,674,676)	5,245,262		158,513
Noncontrolling Interest	–	–	–		–
Total Equity	(3,412,073)	(1,674,676)	5,245,262		158,513

Total Liabilities & Stockholders’ Equity (Deficit)	$1,557,450	$568,990	$1,153,750		$3,280,190

Adjustments to Unaudited Pro Forma Combined Balance Sheet

4A. Reflects purchase accounting adjustments to eliminate derivative valuation of debentures and conversion of debentures and notes, including accrued but unpaid interest, to common stock.  It is a condition to closing that all debt be converted to equity on the closing date.

4B. The related party debt of the acquiree is reduced to reflect the sum of $516,966 to Andy Heyward for advances made prior to the closing date and $925,000 to a previous member.  A2E disputes the basis for this liability to the previous member.  It is not being pursued and A2E believes it is not collectible.

4C.  Reflects conversion of all related party debt and accrued but unpaid salaries to previous officers of Genius Brands to equity as a condition of closing.

4D. Reflects exchange of equity of A Squared Holdings, LLC for 297,218,237 shares of common stock of Genius Brands.

4E. Reflects 39,828,652 shares of common stock issued for investment of $1,257,750 net cash

4F. Records conversion of amounts due to vendors into shares of common stock.

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Pro Forma Combined and Consolidated Statements of Operations

For the Nine Months Ended September 30, 2013 (unaudited)

	Genius Brands International, Inc.	A Squared Entertainment LLC	Pro Forma Adjustments	Note #	Combined
Revenues:
Product Sales	$1,267,689	$–	$–		$1,267,689
Distribution, TV and Home Entertainment	–	57,607	–		57,607
Licensing & Royalties	301,884	94,554	–		396,438
Total Revenues	1,569,573	152,161	–		1,721,734

Cost of Sales (Excluding Depreciation)	1,188,339	721,933	–		1,910,272

Gross Profit	381,234	(569,772)	–		(188,538)

Operating Expenses:
Product Development	29,899	–	–		29,899
Guaranteed Payments	–	494,229	–		494,229
Professional Services	167,448	–	339,810	2A	507,258
Rent Expense	8,201	110,015	–		118,216
Marketing & Sales	204,144	24,589	–		228,733
Depreciation & Amortization	116,246	35,011	–		151,257
Salaries and Related Expenses	1,164,436	137,255	–		1,301,691
Stock Compensation Expense	212,390	–	–		212,390
Other General & Administrative	265,807	318,311	–		584,118
Total Operating Expenses	2,168,571	1,119,410	339,810		3,627,791

Loss from Operations	(1,787,337)	(1,689,182)	(339,810)		(3,816,329)

Other Income (Expense):
Other Income	42	7,572	–		7,614
Interest Expense	(900,348)	(72)	895,428	2B	(4,992)
Interest Expense – Related Parties	(21,497)	–	–		(21,497)
Gain (loss) on derivative valuation	(1,051,034)	–	1,051,034	2B	–
Gain (loss) on extinguishment of debt	(217,376)	–	–		(217,376)
Loss on exchange of warrants	(308,500)	–	–		(308,500)
Net Other Income (Expense)	(2,498,713)	7,500	1,946,462		(544,751)

Loss before Income Tax Expense and Noncontrolling Interest	(4,286,050)	(1,681,682)	1,606,652		(4,361,080)

Income Tax Expense	–	–	–		–

Net Loss	(4,286,050)	(1,681,682)	1,606,652		(4,361,080)
Net Loss attributable to Noncontrolling Interest	–	–	–		–
Net Loss attributable to Genius Brands International, Inc. and A Squared Entertainment, LLC.	$(4,286,050)	$(1,681,682)	$1,606,652		$(4,361,080)

Adjustments to Unaudited Pro Forma Combined Statement of Operations

2A. Reflects legal costs associated with the merger transaction

2B. Reflects purchase accounting adjustments to eliminate derivative valuation of debentures and conversion of debentures and notes, including accrued but unpaid interest, to common stock. It is a condition to closing that all debt be converted to equity on the closing date.

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